Pacific City Financial Corporation Announces Participation at Sandler O’Neill + Partners West Coast Financial Service Conference

Los Angeles, California - March 4, 2019 - Pacific City Financial Corporation (the “Company”) (NASDAQ: PCB), the holding company of Pacific City Bank, announced that Henry Kim, President and Chief Executive Officer, Timothy Chang, Executive Vice President and Chief Financial Officer, and Brian Bang, Senior Vice President and Chief Credit Officer, will be participating at the Sandler O’Neill + Partners West Coast Financial Service Conference on Tuesday, March 5, 2019 in San Diego.

About Pacific City Financial Corporation

Pacific City Financial Corporation is the bank holding company for Pacific City Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.

Contact:

Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

1